Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.
2440 Mall Drive – Charleston, S.C. 29406
843-529-5933 – FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Vice President/Investor Relations
and Corporate Secretary
(843) 529-5931 / (843) 729-7005
dwright@firstfinancialholdings.com

FIRST FINANCIAL HOLDINGS, INC. ANNOUNCES
SECOND QUARTER EARNINGS CONFERENCE CALL

Charleston, South Carolina (April 6, 2010) -- First Financial Holdings, Inc. (“First Financial” or the “Company”) (NASDAQ GSM:  FFCH) announced today that the company will host a conference call for institutional investors and bank analysts on Tuesday, April 27, 2010 at 2:00 p.m. Eastern Daylight Time to discuss its financial results.  The conference call will coincide with the news release announcing fiscal second quarter earnings which will be distributed prior to the market open on Tuesday, April 27, 2010.

A live webcast of the presentation will be available at www.firstfinancialholdings.com.  Additionally, the webcast will be recorded and available until July 31, 2010.

First Financial is the holding company for First Federal Savings and Loan Association of Charleston, which operates 65 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick, New Hanover and Pender counties in coastal North Carolina offering banking, trust and pension administration services.  The Company also provides insurance and brokerage services through First Southeast Insurance Services, The Kimbrell Insurance Group and First Southeast Investor Services.

For additional information about First Financial, please visit our website at www.firstfinancialholdings.com or contact Dorothy B. Wright, Vice President-Investor Relations and Corporate Secretary, (843) 529-5931.